FOR IMMEDIATE RELEASE

New York REIT, Inc. to Present at

NAREIT’s 2014 Investor Forum

New York, New York, May 29, 2014 – New York REIT, Inc. (NYSE: NYRT) announced today that Michael Happel, President of New York REIT, is scheduled to present at REITWeek 2014, the National Association of Real Estate Investment Trusts (NAREIT) Investor Forum on June 3, 2014 at the Waldorf Astoria in New York, New York. The presentation is scheduled to begin at 9:00 A.M. Eastern time.

A live audio webcast of the presentation will be available on NYRT’s website. Details on accessing the webcast can be found below.

Webcast Details:

Date: Tuesday, June 3, 2014

Time: 9:00 A.M. Eastern time

Webcast Link: http://reitstream.com/reitweek2014/newyorkreitinc

The webcast will be available to view at www.NYRT.com for 90 days following the live presentation.

About NYRT

NYRT is a publicly traded Maryland corporation listed on the NYSE and is a New York City focused Real Estate Investment Trust (REIT) that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts
Anthony J. DeFazio	Gregory W. Sullivan, CFO and COO
DDCworks	New York REIT, Inc.
tdefazio@ddcworks.com	gsullivan@arlcap.com
(484) 342-3600	(212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135